                                                                     EXHIBIT 4.3

                         CERTIFICATE OF DESIGNATION OF
                    PREFERENCES, RIGHTS AND LIMITATIONS OF
                          SERIES B PREFERRED STOCK OF
                         BIOSOURCE INTERNATIONAL, INC.
                        _______________________________

                        (Pursuant to Section 151 of the
                            General Corporation Law
                           of the State of Delaware)

     BIOSOURCE INTERNATIONAL, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151(g) thereof:

     HEREBY CERTIFIES:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on January 8, 2000 adopted the following resolution creating a series of 500,000 of preferred stock designated as Series B Preferred Stock:

     RESOLVED, that there is hereby designated a series of Preferred Stock to be known as Series B Preferred Stock, $.001 par value per share, having the following rights and preferences:

1.   Designation of Shares.  The designation of this initial series of preferred
     ---------------------
     shares is "Series B Preferred Stock, par value $.001 per share."

2.   Number of Shares.   The number of shares constituting the Series B
     ----------------
     Preferred Stock shall be 500,000 (each referred to as a "Series B Share" and collectively as the "Series B Shares").

3.   Dividend Rights.  Commencing on the date of issuance, the holder of record
     ---------------
     of each Series B Share of the Corporation (a "Holder") shall be entitled to be credited with a non-cash dividend (a "Dividend") on January 1 of each year (a "Dividend Payment Date"), in additional Series B Shares at the Dividend Rate (as defined below) for each Annual Payment Period that such Series B Share is outstanding. An "Annual Payment Period" shall mean each of the twelve-month periods ending on December 31 of each year (or such shorter period commencing on the date of issuance and ending on December
     31). The first Dividend Payment Date shall be January 1, 2001. The "Dividend Rate" shall mean eight percent (8%) of the Original Issuance Price (as defined below) plus all Dividends paid in any prior Annual Payment Period. Dividends shall accrue (whether or not paid) during each Annual Payment Period from the date on which such Annual Payment Period commences to the last day of such

     Annual Payment Period, or if any Conversion or Liquidation occurs prior thereto, pro rata through the date of Conversion or Liquidation. For purposes of this Certificate of Designation, "Original Issuance Price" shall mean the price per share at which the Series B Shares are first issued to any Holder. Unless all dividends on the outstanding Series B Shares that shall have accrued and become payable as of any date shall have been paid, or declared and funds set apart for payment thereof, no dividend or other distribution (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation), shall be paid to the holders of Common Stock.

4.   Liquidation.
     -----------

     4.1.  Preference.  In the event of the liquidation, dissolution or
           ----------
           winding-up, whether voluntary or involuntary, of the Corporation ("Liquidation"), but not upon the conversion of Series B Shares:

           4.1.1. First, the Holder of a Series B Share shall be entitled to receive with respect to each Series B Share, after the satisfaction of all distributions to holders of other series of preferred stock, if any, which are required (at the direction of the holder thereof or otherwise) to be redeemed prior to or in connection with the consummation of such Liquidation or which are expressly senior in liquidation preference to the Series B Shares including, without limitation, any series of preferred stock which is mandatorily redeemable (collectively, the "Senior Payments") but before any distribution is made to or set aside for the holders of Common Stock or any other series of preferred stock of the Corporation, if any, which are not then required to be redeemed or which are junior in liquidation preference to the Series B Shares, cash or any other assets of the Corporation in an amount (or having a fair market value) equal to the Original Issuance Price (as adjusted for any stock dividends, combinations or splits with respect to such shares) ("Liquidation Preference") plus all accrued but unpaid Dividends which have been added to the Liquidation Preference of such shares pursuant to Section 3 up to the
                                                         ---------
                   date of the final distribution in Liquidation. If, after the satisfaction of all Senior Payments, the assets of the Corporation available for distribution to the Holders of Series B Shares shall be insufficient to permit the payment in full of the amount due to the Holders of Series B Shares pursuant to this Section 4, the entire assets of the
                                    ---------
                   available for distribution to such Holders after the satisfaction of all Senior Payments shall be distributed ratably among the Holders of the Series B Shares and the holders of other series of preferred stock which are not junior in liquidation preferences to the Series B Shares, if any, in accordance with their respective liquidation preferences. The fair market value of any assets of the Corporation and the proportion of cash and other assets distributed by the Corporation to the Holders of the Series B Shares shall be reasonably determined in good faith by the Board of Directors.

           4.1.2. Then, if assets or surplus funds remain, all or an appropriate portion of such remaining assets and surplus funds shall be distributed to the holders of any other class or series of preferred stock of the Corporation having a liquidation preference over the Common Stock to the extent of, and in accordance with, such preference.

           4.1.3. Then, if assets or surplus funds remain, all of such remaining assets and surplus funds shall be distributed to the holders of the Common Stock.

     4.2.  Merger; Sale.  The sale of all or substantially all of the assets of
           ------------
           the Corporation, or the acquisition of the Corporation by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Corporation are converted into cash, securities or other property of the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section (excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); provided, however, that each Holder of a Series B Share shall have the right to elect the conversion benefits of the provisions of Section 5 or other
                                                    ---------
           applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section; provided, further, that this provision shall not apply if the holders of voting securities of the Corporation immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets, beneficially own, directly or indirectly, a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets; provided, however, that shares of the surviving entity held by holders of the capital stock of the Corporation acquired by means other than the exchange or conversion of the capital stock of the Corporation for shares of the surviving entity shall not be used in determining if the stockholders of the Corporation own a majority of the voting power of the surviving entity (or its parent), but shall be used for determining the total outstanding voting power of such entity.

5.    Conversion Rights.   The Holders of Series B Shares shall have conversion
      -----------------
      rights as follows (the "Conversion Rights"):

           5.1.  Right to Convert.  Each Series B Share shall be convertible,
                 ----------------
                 at the option of the Holder, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by:
                 (A)
                 dividing the Original Issuance Price plus all accrued but unpaid Dividends which have been added to the Original Issuance Price of such shares pursuant to Section 3 up to the date of
                                                  ---------
                 such conversion by a conversion price (such amount is referred to as the "Conversion Price"), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (B) multiplied by four (4) (such product of (A) and (B) is referred to as the "Conversion Rate"). The initial Conversion Price per share for the Series B Shares shall be the Original Issuance Price; provided, however, that the Conversion Price shall be subject to adjustment as set forth in
                 Section 5.4.
                 -----------

           5.2.  Automatic Conversion.  Each Series B Share shall automatically
                 --------------------
                 be converted into shares of Common Stock at the Conversion Rate at the time in effect immediately upon (i) consummation of the Corporation's sale of its Common Stock in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, in which the public offering price is not less than $15.00 per share (as adjusted for stock splits, stock dividends and similar transactions) and which results in proceeds to the Corporation of at least $40,000,000 in the aggregate before deduction of commissions, discounts and expenses (a "Qualified Offering") or, (ii) the date specified by written notice from the Corporation to the Holders of the then outstanding Series B Shares if the Market Price of a Common Share receivable upon such conversion shall exceed $20.00, or (iii) if not sooner converted, each Series B Share shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect immediately upon the date specified by written consent or agreement of the Holders of more than fifty percent (50%) of the then outstanding Series B Shares. Market Price for the purpose of this Section 5.2
                                                                -----------
                 shall mean the last reported sale price regular way for 20 consecutive trading days within 30 days of the date of the notice of conversion on the principal national securities exchange or quotation system on which the Common Stock is traded (including for purposes hereof, the Nasdaq National Market System).

           5.3.  Mechanics of Conversion.  Before any Holder of Series B Shares
                 -----------------------
                 shall be entitled to convert the same into shares of Common Stock (other than by an automatic conversion pursuant to
                 Section 5.2), the Holder shall surrender the certificate or
                 -----------
                 certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Shares, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such Holder of Series B Shares, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series B Shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an event specified in Section 5.2, the
                                                        -----------
                 conversion may, at the option of any Holder tendering Series B Shares for conversion, be conditioned upon the closing of the event specified therein, in which event the persons entitled to receive the Common Stock upon conversion of the Series B Shares shall not be deemed to have converted such Series B Shares until immediately prior to the closing of such transaction.

           5.4.  Conversion Price Adjustments for Certain Dilutive Issuances,
                 ------------------------------------------------------------
                 Splits and Combinations. The Conversion Price of the Series B
                 -----------------------
                 Shares shall be subject to adjustment from time to time as follows:

                 5.4.1.  Adjustment with respect to Additional Stock Issuances
                         -----------------------------------------------------

                         5.4.1.1. If the Corporation shall issue any Additional Stock (as defined below) for no consideration or for a
                                     consideration per share less than the
                                     Conversion Price in effect immediately
                                     prior to the issuance of such Additional
                                     Stock divided by four (4), the Conversion
                                     Price in effect immediately prior to each
                                     such issuance shall forthwith (except as
                                     otherwise provided in this Section 5.4.1)
                                                                -------------
                                     be adjusted to a price determined by
                                     multiplying such Conversion Price by a
                                     fraction, the numerator of which shall be
                                     the number of shares of Common Stock
                                     outstanding immediately prior to such
                                     issuance (including shares of Common Stock
                                     deemed to be issued pursuant to
                                     Section 5.4.1.5.1 or 5.4.1.5.2) plus the
                                     -----------------    ---------
                                     number of shares of Common Stock that the
                                     aggregate consideration received by the
                                     Corporation for such issuance would
                                     purchase at such Conversion Price divided
                                     by four (4); and the denominator of which
                                     shall be the number of shares of Common
                                     Stock outstanding immediately prior to such
                                     issuance (including shares of Common Stock
                                     deemed to be issued pursuant to
                                     Section 5.4.1.5.1 or 5.4.1.5.2) plus the
                                     -----------------    ---------
                                     number of shares of such Additional Stock.

                         5.4.1.2. No adjustment of the Conversion Price for the Series B Shares shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three
                                     (3) years from the date of the event giving
                                     rise to
                                     the adjustment being carried forward, or
                                     shall be made at the end of three (3) years
                                     from the date of the event giving rise to
                                     the adjustment being carried forward.
                                     Except to the limited extent provided for
                                     in Sections 5.4.4 and 5.5, no adjustment
                                        --------------     ---
                                     of such Conversion Price pursuant to this
                                     Section 5.4.1 shall have the effect of
                                     -------------
                                     increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         5.4.1.3. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         5.4.1.4. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors; provided, however, that if the consideration consists of securities, the fair market value of such securities shall be valued as follows:

                                     5.4.1.4.1.  If traded on a securities
                                                 exchange or through the Nasdaq
                                                 National Market, the value
                                                 shall be deemed to be the
                                                 average of the closing prices
                                                 of the securities on such
                                                 exchange or system over the
                                                 thirty (30) day period ending
                                                 three (3) days prior to the
                                                 closing;

                                     5.4.1.4.2.  If actively traded over-the-
                                                 counter, the value shall be
                                                 deemed to be the average of the
                                                 closing bid or sale prices
                                                 (whichever is applicable) over
                                                 the thirty (30) day period
                                                 ending three (3) days prior to
                                                 the closing; and

                                     5.4.1.4.3.  If there is no active public
                                                 market, the value shall be the
                                                 fair market value thereof, as
                                                 determined in good faith by the
                                                 Board of Directors of the
                                                 Corporation.

                         5.4.1.5. In the case of the issuance (whether before, on or after the applicable Purchase Date (as defined below)) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or
                                     exchangeable for Common Stock or options to
                                     purchase or rights to subscribe for such
                                     convertible or exchangeable securities, the
                                     following provisions shall apply for all
                                     purposes of this Section 5.4.1 and
                                                      -------------
                                     Section 5.4.2:
                                     -------------

                                     5.4.1.5.1.  The aggregate maximum number
                                                 of shares of Common Stock
                                                 deliverable upon exercise
                                                 (assuming the satisfaction of
                                                 any conditions to the right to
                                                 exercise, including, without
                                                 limitation, the passage of
                                                 time, but without taking into
                                                 account potential antidilution
                                                 adjustments) of such options to
                                                 purchase or rights to subscribe
                                                 for Common Stock shall be
                                                 deemed to have been issued at
                                                 the time such options or rights
                                                 were issued and for a
                                                 consideration equal to the
                                                 consideration (determined in
                                                 the manner provided in
                                                 Sections 5.4.1.3 and
                                                 ----------------
                                                 5.4.1.4), if any, received by
                                                 -------
                                                 the Corporation upon the
                                                 issuance of such options or
                                                 rights plus the minimum
                                                 exercise price provided in such
                                                 options or rights (without
                                                 taking into account potential
                                                 antidilution adjustments) for
                                                 the Common Stock covered
                                                 thereby.

                                     5.4.1.5.2.  The aggregate maximum number
                                                 of shares of Common Stock
                                                 deliverable upon conversion of
                                                 or in exchange (assuming the
                                                 satisfaction of any conditions
                                                 to convertibility or
                                                 exchangeability, including,
                                                 without limitation, the passage
                                                 of time, but without taking
                                                 into account potential
                                                 antidilution adjustments) for
                                                 any such convertible or
                                                 exchangeable securities or upon
                                                 the exercise of options to
                                                 purchase or rights to subscribe
                                                 for such convertible or
                                                 exchangeable securities and
                                                 subsequent conversion or
                                                 exchange thereof shall be
                                                 deemed to have been issued at
                                                 the time such securities were
                                                 issued or such options or
                                                 rights were issued and for a
                                                 consideration equal to the
                                                 consideration, if any, received
                                                 by the Corporation for any such
                                                 securities and related options
                                                 or rights (excluding any cash
                                                 received on account of accrued
                                                 interest or accrued dividends),
                                                 plus the minimum additional
                                                 consideration, if any, to be
                                                 received by the Corporation
                                                 (without taking into account
                                                 potential antidilution
                                                 adjustments) upon the
                                                 conversion or exchange of such
                                                 securities or the exercise of
                                                 any related options or rights
                                                 (the consideration in each case
                                                 to be determined in the manner
                                                 provided in Sections 5.4.1.3
                                                             -------- -------
                                                 and 5.4.1.4).
                                                     -------

                                   5.4.1.5.3.  In the event of any change in
                                                 the number of shares of Common
                                                 Stock deliverable or in the
                                                 consideration payable to the
                                                 Corporation upon exercise of
                                                 such options or rights or upon
                                                 conversion of or in exchange
                                                 for such convertible or
                                                 exchangeable securities,
                                                 including, but not limited to,
                                                 a change resulting from the
                                                 antidilution provisions thereof
                                                 (unless such options or rights
                                                 or convertible or exchangeable
                                                 securities were merely deemed
                                                 to be included in the numerator
                                                 and denominator for purposes of
                                                 determining the number of
                                                 shares of Common Stock
                                                 outstanding for purposes of
                                                 Section 5.4.1.1), the
                                                 ---------------
                                                 Conversion Price of the Series
                                                 B Shares, to the extent in any
                                                 way affected by or computed
                                                 using such options, rights or
                                                 securities, shall be recomputed
                                                 to reflect such change, but no
                                                 further adjustment shall be
                                                 made for the actual issuance of
                                                 Common Stock or any payment of
                                                 such consideration upon the
                                                 exercise of any such options or
                                                 rights or the conversion or
                                                 exchange of such securities.

                                     5.4.1.5.4.  Upon the expiration of any such
                                                 options or rights, the
                                                 termination of any such rights
                                                 to convert or exchange or the
                                                 expiration of any options or
                                                 rights related to such
                                                 convertible or exchangeable
                                                 securities, the Conversion
                                                 Price of the Series B Shares,
                                                 to the extent in any way
                                                 affected by or computed using
                                                 such options, rights or
                                                 securities or options or rights
                                                 related to such securities
                                                 (unless such options or rights
                                                 were merely deemed to be
                                                 included in the numerator and
                                                 denominator for purposes of
                                                 determining the number of
                                                 shares of Common Stock
                                                 outstanding for purposes of
                                                 Section 5.4.1.1), shall be
                                                 ---------------
                                                 recomputed to reflect the
                                                 issuance of only the number of
                                                 shares of Common Stock (and
                                                 convertible or exchangeable
                                                 securities that remain in
                                                 effect) actually issued upon
                                                 the exercise of
                                                 such options or rights, upon
                                                 the conversion or exchange of
                                                 such securities or upon the
                                                 exercise of the options or
                                                 rights related to such
                                                 securities.

                                     5.4.1.5.5.  The number of shares of Common
                                                 Stock deemed issued and the
                                                 consideration deemed paid
                                                 therefor pursuant to Sections
                                                                      --------
                                                 5.4.1.5.1 and 5.4.1.5.2 shall
                                                 ---------     ---------
                                                 be appropriately adjusted to
                                                 reflect any change, termination
                                                 or expiration of the type
                                                 described in either Section
                                                                     -------
                                                 5.4.1.5.3 or 5.4.1.5.4.
                                                 ---------    ---------

                5.4.2. "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to
                         Section 5.4.1.5) by the Corporation after the date of
                         ---------------
                         the first issuance of Series B Preferred Stock (the "Purchase Date") other than:

                         5.4.2.1. Common Stock issued pursuant to a transaction described in Section 5.4.3 or
                                                              -------------
                                     5.5 hereof;
                                     ---

                         5.4.2.2. Common Stock (or securities exercisable or convertible into Common Stock) issuable or issued to employees, consultants or directors of the Corporation after the Purchase Date directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation;

                         5.4.2.3. securities issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding or deemed outstanding on the Purchase Date; and

                         5.4.2.4. securities issued or issuable in connection with the acquisition, merger, consolidation, or other business combination by or of the Corporation with, by, or of any person.

                 5.4.3. In the event the Corporation should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Shares shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each Series B Share shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                 5.4.4. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series B Shares shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each Series B Share shall be decreased in proportion to such decrease in outstanding shares.

           5.5. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination provided for elsewhere in this
                 Section 5) provision shall be made so that the Holders of the Series B Shares shall thereafter be entitled to receive upon conversion of such Series B Shares the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to
                                                       ---------
                 the rights of the Holders of the Series B Shares after the recapitalization to the end that the provisions of this Section
                                                                         -------
                 5 (including adjustment of the Conversion Price then in effect
                 -
                 and the number of shares purchasable upon conversion of the Series B Shares) shall be applicable after that event as nearly equivalent as may be practicable.

           5.6.  No Impairment. The Corporation will not, by amendment of its
                 -------------
                 Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the
                                                            ---------
                 taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holders of the Series B Shares against impairment.

           5.7.  No Fractional Shares and Certificate as to Adjustments.
                 ------------------------------------------------------

                 5.7.1. No fractional shares shall be issued upon the conversion of any Series B Share, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Series B Shares the Holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                 5.7.2. Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Shares pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder of Series B Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

           5.8.  Reservation of Stock Issuable Upon Conversion. The Corporation
                 ---------------------------------------------
                 shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Shares, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Shares; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series B Shares, in addition to such other remedies as shall be available to the Holders of Series B Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

           5.9.  Notices. Any notice required by the provisions of this Section
                 -------
                 5 to be given to the Holders of shares of Series B Shares shall be deemed given if deposited in the United States first class mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation. Each such notice or other communication shall be treated as effective or having been given when delivered, if delivered personally, or, if sent by facsimile, upon the sender's receipt of confirmation, or, if sent by mail, at the earlier of its receipt or five (5) days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and postage prepaid as aforesaid.

          5.10.  Payment of Taxes. The Corporation will pay all issue or other
                 ----------------
                 taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered.

          5.11.  Notices of Record Date. In the event of any taking by the
                 ----------------------
                 Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Shares, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          5.12.  Registrations and Approvals. If any shares of Common Stock
                 ---------------------------
                 which would be issuable upon conversion of the Series B Shares hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will use commercially reasonable efforts to list the shares of (or depository shares representing fractional interests in) Common Stock required to be delivered upon conversion of such Series B Shares prior to such delivery upon the principal national securities exchange or quotation system upon which the outstanding Common Stock is listed or eligible for trading at the time of such delivery, if any.

      6.  Voting Rights. Subject to the rights of series of Preferred Stock that
          -------------
          may from time to time come into existence, the Holders of outstanding Series B Shares shall have the right to vote, together with the holders of all the outstanding shares of Common Stock and not by classes, except as otherwise provided herein or as required by the General Corporation Law of the State of Delaware, on all matters on which the holders of outstanding shares of Common Stock shall have the right to vote. Subject to the foregoing, for each one issued and outstanding Series B Share held of record by a Holder, such Holder shall have the right to vote the number of shares of Common Stock into which a Series B Share is then convertible. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which Series B Shares held by each Holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

      7.  Redemption Rights.
          -----------------

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

   7.1.1  Redemption Generally.  Subject to Section 7.1.2, at any time after the
          --------------------
          date (the "Redemption Anniversary Date") which is four (4) years from the first issuance of Series B Shares, at the written request (the "Redemption Request") of any Holder of Series B Shares executed and delivered to the Corporation, the Corporation shall, on the date which is forty-five (45) days following its receipt of such Redemption Request (or, if such date is not a business day, on the next succeeding business day) (the "Redemption Date"), be obligated to redeem at a price per share equal to the Series B Redemption Price (as defined below) of such shares, all of the Holder's Series B Shares which are outstanding on such Redemption Date. The redemption of each Series B Share shall be made at a price equal to the Original Issue Price for such share plus all accrued but unpaid Dividends on such share up to and including the Redemption Date (the "Series B Redemption Price"). The period from the date of issuance through the Redemption Anniversary Date is referred to herein as the "Redemption Period."

   7.1.2  Change in Redemption Period; Average Market Price.  If the Average
          ---------------------------  --------------------
          Market Price (as defined below) of a share of Common Stock during any Test Period (as defined below) is less than the Conversion Price then in effect divided by four, then the Redemption Period shall be reduced by one (1) year; provided that if the date on which the Average Market Price is determined is less than one (1) year prior to the Redemption Anniversary Date, then the Redemption Period shall be reduced such that the Redemption Anniversary Date shall be the date of such determination; and provided further once the Redemption Anniversary Date has occurred, no adjustment shall be made in the Redemption Period. "Test Period" shall mean the first six months of a calendar year or the last six months of a calendar year; provided that the first Test Period shall be the date of issuance through the next succeeding June 30 or December 31, whichever occurs first. For example, if the original issue date is prior to June 30, 2000 and at any time during the period from July 1, 2000 through and including December 31, 2000, the Average Market Price of a share of Common Stock shall be less than the Conversion Price then in effect divided by four, then the Redemption Period would be reduced to three (3) years. "Average Market Price" for the purpose of this Section 7.1.2 shall
                                                         ------- -----
          mean the average of the last reported sale prices regular way for 30 consecutive trading days on the principal national securities exchange or quotation system on which the Common Stock is traded (including for purposes hereof, the Nasdaq National Market System).

     7.2  Redemption of Less than all Series B Shares.  If the funds of the
          -------------------------------------------
          Corporation legally available to be paid for redemption of the Series B Shares on any Redemption Date are insufficient to redeem the total number of Series B Shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the Holders of Series B Shares to be redeemed as provided below. Amounts available for such redemption shall be allocated ratably among the Holders of Series B Shares to be redeemed based upon the number of shares held. The Series B Shares not redeemed shall remain outstanding and continue to be entitled to all of the rights and preferences provided in this Certificate of Designation. At any time thereafter when additional funds of the Corporation are legally available to be paid for the redemption of Series B Shares, such funds shall be immediately used to redeem the balance of the Series B Shares that the Corporation is obligated to redeem on any Redemption Date, ratably among the Holders of the Series B Shares to be redeemed based upon the number of Series B Shares held of record by such Holder; provided, however, that the Corporation shall have the right and power to make such allocations of the Series B Shares to be redeemed among the Holders to avoid the redemption of fractional shares.

    7.3   Redemption Notice.  At least fifteen (15) but not more than thirty
          -----------------
          (30) days prior to any Redemption Date, the Corporation shall mail written notice (the "Redemption Notice"), postage pre-paid, to each Holder of the Series B Shares to be redeemed, at the Holders' post office address last shown on the records of the Corporation. The Redemption Notice shall state:

          7.3.1  The total number of Series B Shares being redeemed;

          7.3.2 The number of Series B Shares held by the Holder which the Corporation intends to redeem;

          7.3.3  The applicable Redemption Date; and

          7.3.4 The time and manner in which, and place at which, the Holder is to surrender to the Corporation its certificate or certificates representing the Series B Shares to be redeemed. The Corporation's delivery of a Redemption Notice hereunder shall not affect the Holders' rights to convert Series B Shares owned by them pursuant to Section 5.
                                     ---------

    7.4   Surrender of Stock.  On or before each Redemption Date, each Holder
          ------------------
          of Series B Shares to be redeemed, unless the Holder has given notice of its intent to exercise its right to convert the shares as provided in Section 5, shall surrender the certificate or certificates
             ---------
          representing such shares to the Corporation, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the Holder of such shares.

    7.5   Termination of Rights.  If the Redemption Notice is duly given, and
          ---------------------
          if on the Redemption Date the applicable Redemption Price is paid to the Holder or set aside for that purpose, then, notwithstanding that any certificates evidencing Series B Shares so called for redemption have not been surrendered, any dividends with respect to such shares shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith at the Redemption Date cease and terminate.

    7.6   Waiver of Redemption.  Any of the Corporation's redemption
          --------------------
          obligations under this Section 7 may be waived or deferred, in whole
                                 ---------
          or in part, by and in accordance with the terms of a written consent executed by Holders of greater than two-thirds of the total number of Series B Shares then outstanding.

8   Protective Provisions.  So long as any of the Series B Shares shall be
    ---------------------
    outstanding, without first obtaining the written consent, authorization or waiver of the Holders of greater than two-thirds of the total number of outstanding Series B Shares, voting as a separate class, and any other capital stock that, by its terms, has the power to approve any of the following matters with the Holders of the Series B Shares, which approval may be obtained without the necessity of formal stockholder action or of notice to the holders of any shares of capital stock not expressly empowered with such right to consent, authorize or waive, the Corporation shall not after the date hereof:

    8.1 create any new class or series of stock ranking senior to or on parity with the Series B Preferred Stock as to dividend rights, redemption rights, conversion rights or liquidation preferences;

    8.2 sell, convey or otherwise dispose of all or substantially all of its assets, property or business or dissolve, liquidate or wind up the Corporation;

    8.3 amend its Certificate of Incorporation or Bylaws in any manner that adversely affects the preferences, privileges, restrictions or other rights of the Holders of Series B Shares;

    8.4 increase or decrease the number of authorized shares of Series B Preferred Stock;

    8.5 increase or decrease the number of authorized seats on the Corporation's Board of Directors;

    8.6 declare, pay or set aside for payment any dividend or other distribution in respect of the Corporation's capital stock;

    8.7 call for redemption, redeem, purchase or otherwise acquire for any consideration any of the Corporation's capital stock (other than the repurchase by the Corporation of any Common Stock from employees, directors, consultants or other persons performing services for the Corporation pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, such as termination of employment) or Series B Preferred Stock; or

    8.8 merge or consolidate the Corporation (other than where the holders of voting securities of the Corporation immediately prior to such merger or consolidation beneficially own, directly or indirectly, a majority of the combined voting power of the surviving entity resulting from such merger or consolidation).

9   Exclusion of Other Rights and Privileges.  Except as may otherwise be
    ----------------------------------------
    required by law, the Series B Shares shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time pursuant to Section 8 hereof), and the Certificate of
                                  ---------
    Incorporation of the Corporation, as amended pursuant to Section 8 hereof.
                                                             ---------


    IN WITNESS WHEREOF, the undersigned has duly executed this Certificate in the name and on behalf of BioSource International, Inc. on the 4TH day of February, 2000, and the statements contained herein are affirmed as true under penalty of perjury.


                                       BIOSOURCE INTERNATIONAL, INC.


                                       By: /s/ James H. Chamberlain
                                          ---------------------------
                                           James H. Chamberlain,
                                           President and Chief Executive Officer

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